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EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Statement 33-40233 and 333-83649) and the Registration Statements on Form S-8 (Registration Statement 2-95076, 33-19308, 33-58414, 333-00713, 333-13221, 333-13223, 333-56455 and 333-72347), of our report dated
February 2, 2000, with respect to the consolidated financial statements of Jostens, Inc., included in this Annual Report (Form 10-K), and our report included in the following paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Jostens, Inc. for the year ended January 1, 2000.

Our audits also included the financial statement schedule of Jostens, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                             /s/ Ernst & Young LLP
                             ---------------------



Minneapolis, Minnesota
March 6, 2000